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                               THE MILESTONE FUNDS


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that Janet Tiebout Hanson constitutes and appoints Max Berueffy and David J. Goldstein, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for her and in her name, place and stand, in any and all capacities, to sign the Registration Statement Form N-1A and any or all amendments thereto of the Milestone Funds, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute may lawfully do or cause to be done by virtue hereof.



                                        /s/ Janet Tiebout Hanson
                                        -------------------------
                                           Janet Tiebout Hanson


Dated:   November 7, 1994